Exhibit 99.1

Investor Contact: Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Press Contact: Katherine Lane Director, Corporate Communications +1 714 885-3828 katherine.lane@emulex.com

Emulex Required to Pay $387,922 in Patent Trial with Broadcom

Some Modules Obtained from Suppliers Infringe One Broadcom Patent

COSTA MESA, Calif., October 13, 2011 – Emulex Corporation (NYSE: ELX) today reported the completion of the trial in the U.S. District Court for the Central District of California, and the resulting partial verdict determining that Emulex is to pay $387,922 in the patent infringement lawsuit filed against Emulex by Broadcom Corporation (NASDAQ: BRCM).

The monetary award of $387,922 was based on U.S. sales by Emulex from the date of filing of the original lawsuit, September 14, 2009, through August 27, 2011. In its annual report Form 10-K for the fiscal year which ended on July 3, 2011, Emulex reported that it had cash, cash equivalents and investments of $183,350,000. The $387,922 award is 0.2 percent of that amount.

Although the trial was completed, only a partial verdict was reached involving two patents out of the six patents included in the trial. A mistrial was declared concerning the remaining four patents for which no unanimous verdict was reached.

The trial primarily focused on serializer/deserializer (SerDes) modules, which Emulex does not design but obtains from several suppliers, such as Applied Micro Circuits, LSI Corporation, Renesas (formerly NEC Electronics) and Toshiba. The Broadcom SerDes patents are not specific to Ethernet or Fibre Channel or any other protocol. The Broadcom lawsuit only involves US patents, not worldwide patents. The SerDes modules contained in Emulex products are commodity designs used in many other products by many other companies.

Emulex Ordered to Pay $387,922 in Patent Trial with Broadcom	2

“Emulex is dedicated to providing support to our customers of highly reliable products, and will work with our suppliers to implement design changes if necessary for the SerDes modules included in Emulex integrated chips,” said Jim McCluney, the Chief Executive Officer of Emulex. “Emulex plans to take appropriate steps to ensure continued product supply and support to our customers.”

Broadcom had earlier asserted 12 different US patents against Emulex. Emulex presented a vigorous defense prior to the trial, and only 6 patents remained by the time of trial. After three weeks of trial, the court determined that one of the patents had been infringed by Emulex, and the jury rendered an advisory verdict to the Court that it is not invalid, and awarded $387,922 in damages with respect to that patent. The jury reached a unanimous verdict of non-infringement on another patent relating to Emulex Fibre Channel switch products. The jury did not reach a unanimous verdict on infringement concerning the remaining four patents in the trial. Emulex intends to continue to vigorously defend its products, including a potential appeal of the trial verdict.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other matters, statements concerning the ultimate effects of any resolution of Emulex’s patent litigation with Broadcom on Emulex’s results of operations; Emulex’s business outlook, as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, changes in economic and industry conditions and the effects of ongoing global economic uncertainty,

Emulex Ordered to Pay $387,922 in Patent Trial with Broadcom	3

changes in end user demand for technology solutions; the effect of any actual or potential unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of Emulex’s Original Equipment Manufacturer (“OEM”) customers to successfully incorporate Emulex products into their systems; delays in product development; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. Intellectual property claims, with or without merit, could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations, and financial condition could be materially adversely affected. Ongoing lawsuits, such as the patent litigation action brought by Broadcom, present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, and diversion of management’s attention from other business matters. Such potential risks also include, with respect to the action brought by Broadcom, the ability to make design change implementations, the availability of customer resources to complete any re-qualification or re-testing that may be needed, and the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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